SCHEDULE 14A
                            (Rule 14a-101)
                INFORMATION REQUIRED IN PROXY STATEMENT
                       SCHEDULE 14A INFORMATION
      Proxy Statement Pursuant to Section 14(a) of the Securities
                         Exchange Act of 1934


Filed by the Registrant  [   ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:
[   ]   Preliminary Proxy Statement         [   ] Confidential, for Use of the
[   ]   Definitive Proxy Statement                Commission Only (as Permitted
[ X ]   Definitive Additional Materials           by Rule 14a-6(e)(2))
[   ]   Soliciting Material Pursuant to
        240.14a-11(c) or 240.14a-12


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                              Echlin Inc.
           (Name of Registrant as Specified In Its Charter)

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                            SPX Corporation
 (Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11:

      1)    Title of each class of securities to which transaction applies:

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      2)    Aggregate number of securities to which transaction applies:

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      3)    Per unit price or other  underlying  transaction  computed pursuant to Exchange Act Rule 0-11:

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      4)    Proposed maximum aggregate value of transaction:

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      5)    Total fee paid:

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[   ] Fee paid previously with preliminary materials.
[   ] Check  box if any part of the fee is  offset  as  provided  by
      Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing:

      1)    Amount Previously Paid:

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      2)    Form, Schedule or Registration Statement No.:

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      3)    Filing Party:

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      4)    Date Filed:

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Contacts:

Charles A. Bowman
SPX Director of Corporate Finance
(616) 724-5194

George Sard/Anna Cordasco/Paul Caminiti
Sard Verbinnen & Co.
(212) 687-8080


             SPX ISSUES STATEMENT ON CONNECTICUT HOUSE BILL 5695
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      MUSKEGON, MICHIGAN, MARCH 12, 1998 -- SPX Corporation (NYSE:SPW) today issued the following statement regarding this afternoon's vote by the General Assembly's Judiciary Committee to send proposed House Bill 5695 to the floor of the Connecticut House of Representatives for consideration:

      "While we are disappointed that House Bill 5695 has made it out of the Judiciary Committee, we remain confident that the elected officials of Connecticut will not enact this misguided, special-interest proposal into law. House Bill 5695 was initiated by the senior management of Echlin, Inc. (NYSE:ECH) before they had even considered SPX's full and fair offer to acquire Echlin, and is nothing more than a self-serving effort to protect the jobs of a handful of high-level corporate executives at the expense of all Connecticut companies, their shareholders and their employees.

      Under House Bill 5695, even if 100% of Echlin shareholders voted to remove directors, they could not be removed at a special meeting for a year. After a year, even if a new Board were elected by 100% of the shareholders, the new Board could not approve a business combination - even one that all shareholders wanted. Only the old Board - the directors unanimously voted out by the shareholders - would be able to approve it for five years. No other state has ever enacted such extreme legislation that would strip shareholders of their fundamental rights.

      "House Bill 5695 is bad for Connecticut. This constitutionally questionable legislation could entrench senior management of Connecticut companies, prevent those companies from growing through beneficial business combinations, and destroy value for shareholders of all Connecticut companies. If House Bill 5695 is enacted into law, the employees and surrounding communities of Connecticut companies will ultimately suffer as individuals and institutions avoid investing in companies in which they could be deprived of their shareholder rights without any say.

      "SPX remains committed to completing this compelling transaction. We will continue to vigorously oppose House Bill 5695, and take all necessary steps to protect shareholder interests."

      SPX Corporation is a global provider of Vehicle Service Solutions to franchised dealers and independent service locations, Service Support to Vehicle Manufacturers, and Vehicle Components to the worldwide motor vehicle industry. SPX's Internet address is www.spx.com.

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